CAMDEN NATIONAL
CORPORATION
AMENDED AND RESTATED
BYLAWS

ARTICLE I
General

Section 1.1 Name. The name of the Corporation shall be Camden National Corporation.

Section 1.2 Purpose. The purpose of the Corporation shall be to provide a range of financial services, either directly or through its subsidiaries.

Section 1.3 Location. The principal place of business of the Corporation shall be 2 Elm Street, Camden, Maine 04843.

ARTICLE II
Meetings

Section 2.1 Notice of Stockholder Business and Nominations.

a.    Annual Meetings of Stockholders.

1.   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders of the Corporation (an “Annual Meeting”) (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these Bylaws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in these Bylaws. In addition to the other requirements set forth in these Bylaws, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Maine law.

2.   For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of Section 2.1 of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business of the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's Annual Meeting. Notwithstanding the foregoing, in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal or business, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, such beneficial owner, any of their respective affiliates or associates, and any others acting in concert therewith, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder, such beneficial owner, any of their respective affiliates or associates, and any others acting in concert therewith and (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert therewith.

3.   Notwithstanding anything in the second sentence of paragraph (a)(2) of Section 2.1 of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and the public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation is made less than 90 days prior to the first anniversary of the preceding year's Annual Meeting, a stockholder's notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

b.     General.

1.  Only such persons who are nominated in accordance with the provisions of these Bylaws shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of these Bylaws. The Board of Directors or a designated committee thereof shall have power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these Bylaws. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of these Bylaws, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of these Bylaws. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of these Bylaws, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

2.    For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the PRNewswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3.    Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, as well as the federal and state banking requirements applicable to the Corporation or any banking subsidiary with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

c.     Required Vote for Directors.

1.   Majority Vote. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected (a “contested election”), nominees who receive a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall be elected as directors. For purposes of these Bylaws, a majority of votes cast shall mean that the number of shares voted "for" a director's election exceeds the number of votes “withheld” with respect to that director's election. Votes cast shall include votes cast for and votes to withhold authority for the election of a director and shall exclude abstentions with respect to that director’s election.

2.  Resignation. If a nominee for director who is an incumbent director is not elected pursuant to Section 2.1(c)(1) above and no successor has been elected at such meeting, the Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation tendered pursuant to Section 2.1(d) below, or whether other action should be taken. The Corporate Governance Committee shall make such recommendation no later than the 30th day following the date of the certification of the election result, or such later date as may be determined by a majority of the Board of Directors. The Board of Directors shall act on the tendered resignation, taking into account the Corporate Governance Committee's recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who so tendered his or her resignation shall not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board of Directors, such director shall continue to serve until the next Annual Meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director's resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.10 or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.10.

d.    Submission of Questionnaire, Representation, Agreement and Resignation. To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.1(a)(2) of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request, and shall be updated not later than ten days after the record date for the determination of stockholders entitled to vote at the meeting to provide any material changes as of the record date) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements of these Bylaws, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (D) beneficially owns, or agrees to purchase within the time specified in the Corporate Governance Guidelines of the Corporation, if elected as a director of the Corporation, shares of stock of the Corporation in the amount specified in the Corporate Governance Guidelines ("Qualifying Shares"), and will not dispose of such shares so long as such person is a director, and has disclosed therein whether all or any portion of the Qualifying Shares were purchased with any financial assistance provided by any other person and whether any other person has any interest in the Qualifying Shares, and (E) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Board of Directors may, in its discretion, permit a person to satisfy the Qualifying Shares requirement set forth in clause D above by agreeing to purchase within 90 days of such person’s election as a director at least 100 shares of stock of the Corporation and applying 100% of such person’s director’s fees, after taxes, to purchasing the balance of the Qualifying Shares. If such nominee currently serves on the Board of Directors, such representation and agreement shall be accompanied by an executed letter of resignation in the form provided by the Secretary, providing that for the resignation of such director effective upon the occurrence of both (i) failure of the director to be elected pursuant to the terms of Section 2.1(c)(1) above and (ii) acceptance of such resignation by the Board of Directors of the Corporation pursuant to Section 2.1(c)(2) above.

e.   Notice in Place of Meeting. The regular Annual Meeting shall be held on the last Tuesday of April of each year, or on such other date as the Board of Directors may designate, at such place and time as the Board of Directors may designate. Notice of the regular Annual Meeting shall be given to each stockholder entitled to vote thereat no fewer than ten days and no more than 60 days prior to the date of the meeting, which shall be a date not more than 70 days prior to the date of the meeting. Any notice to stockholders shall be sufficient if given in any manner permitted by applicable law, including by mail or in any form of electronic transmission consented to by the stockholder, and shall be deemed to have been given on the date such notice is transmitted by the Corporation. If, for any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law. Notice of the revised election date for directors shall be given in the manner provided for the Annual Meeting.

Section 2.2 Special Meetings. Special meetings of the stockholders may be called for any purpose at any time by the Board of Directors, or by written demand of the holders of not less than 10% of the shares entitled to vote at the meeting, except as otherwise specifically provided by statute. Notice of a special meeting, unless otherwise provided by law, shall be provided to each stockholder, no fewer than ten days and no more than 60 days prior to the date fixed for such meeting, and shall contain a description of the purpose or purposes for which the special meeting is being called. The record date shall be a date not more than 70 days prior to the date of the meeting. Any notice to stockholders shall be sufficient if given in any manner permitted by applicable law, including by mail or in any form of electronic transmission consented to by the stockholder, and shall be deemed to have been given on the date such notice is transmitted by the Corporation.

Section 2.3 Adjournment of Meeting. When any meeting is convened, the Chairperson may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Articles of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Articles”) or these Bylaws, is entitled to such notice.

Section 2.4 Proxies. Stockholders may vote at any meeting of the stockholders by proxies duly authorized and appointed in writing. No officer or employee of the Corporation shall act as a proxy unless, in the case of a corporate stockholder, the officer or employee of the Corporation is duly appointed according to the bylaws of the corporate stockholder. Proxies shall be valid only for one meeting, to be specified therein, and any adjournment of the meeting. Proxies shall be dated and shall be filed with the records of the meeting.

Section 2.5 Quorum. One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, unless otherwise provided by law. Once a share is represented for any purpose at a meeting of stockholders, it is deemed present for quorum purposes for the remainder of the meeting, and stockholders present at a duly organized meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

Section 2.6 Organization.

a.   Meetings of the stockholders shall be presided over by the Chairperson, or, in his or her absence, the Vice Chairperson (if a Vice Chairperson has been appointed), or, in his or her absence or if no Vice Chairperson has been appointed, the Chief Executive Officer.

b.   The establishment of an agenda or order of business at each Annual Meeting or special meeting of stockholders shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to adjourn a meeting of stockholders in the manner provided by Section 2.3 of these Bylaws and, unless decided otherwise by the Board of Directors, to prescribe such rules, regulations and procedures and to do all such acts as are necessary or desirable for the proper conduct of the meeting, including, without limitation: (i) limitation on the time allotted to questions or comments on the affairs of the Corporation; (ii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; and (iii) the opening and closing of the voting polls.

Section 2.7 Voting. Cumulative voting shall not be permitted in voting for the election of directors or for any other purpose. A majority of the votes cast shall decide every issue or matter submitted to the stockholders at any meeting, unless otherwise provided by law, by the Articles or these Bylaws.

Section 2.8 Voting Inspectors. Every meeting for the election of directors and other meeting at which stockholders vote shall be managed by at least one voting inspector appointed by the Board of Directors who shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The voting inspector(s) shall (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting; (c) determine the validity of proxies and ballots; (d) count all votes; and (e) determine and certify the result.

ARTICLE III
Board of Directors

Section 3.1 Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have the power to manage and direct the business and affairs of the Corporation. All powers of the Corporation shall be vested in and may be exercised by said Board or their duly authorized and appointed agent(s), except as may be expressly limited by law.

Section 3.2 Number. The Board shall consist of not less than seven and no more than 16 individuals at any given time with each director to be elected for a one-year term in accordance with the Articles. The number of Directors may be increased or decreased in accordance with the above limits from time to time by resolution of the Board.

Section 3.3 Chairperson of the Board. The Board shall appoint one of its members to be Chairperson of the Board to oversee and direct the Board and to preside at meetings of stockholders as provided in these Bylaws. The Chairperson, or, in his or her absence, the Vice Chairperson (if a Vice Chairperson has been appointed), or, in his or her absence or if no Vice Chairperson has been appointed, the Chief Executive Officer (if the Chief Executive Officer is also a member of the Board) or such other director as the Chairperson shall designate, shall preside at meetings of the Board and shall supervise the implementation of the policies adopted or approved by the Board. The Chairperson may exercise such further powers and duties as from time to time may be conferred upon, or assigned by, the Board.

Section 3.4 Vice Chairperson of the Board. The Board may, but shall not be required to, appoint one of its members to be Vice Chairperson of the Board to oversee and direct the Board and to preside at meetings of stockholders, in the absence of the Chairperson of the Board, as provided in these Bylaws.

Section 3.5 Election, Term and Eligibility of Directors.

a.   The properly nominated directors shall be voted upon by the stockholders at the Annual Meeting as set forth in Section 2.1 of these Bylaws or at any special meeting called for the election of directors. Each stockholder shall be entitled to cast one vote for each share of capital stock owned, and in the event the number of directors to be elected is less than the number of nominees, those nominees receiving the most votes in descending order shall be deemed elected until all such vacancies are filled.

b.    Each director shall hold office for the terms set forth in the Articles from the time of his or her election and qualification until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

c.    A person who a stockholder proposes to nominate for election or re-election shall not be eligible for election or re-election unless the stockholder’s notice with respect to the proposed nominee complies with the notice and other requirements of these Bylaws, including Sections 2.1(a) and 2.1(d) above.

Section 3.6 Regular Meeting. The regular meetings of the Board shall be held in such frequency and at such date, time and place as the Board shall decide.

Section 3.7 Special Meetings. Special meetings of the Board may be called by the Chairperson or by the Chief Executive Officer, or upon written request signed by at least a majority of directors. Each member of the Board shall be given at least two days prior notice of each such special meeting, stating the date, time and place of the meeting, by telephone, letter, facsimile, electronic mail, or in person. Notices of any such meeting need not be given to any director who (i) submits a signed waiver of notice, whether before or after the meeting, or (ii) attends the meeting in question, unless the director at the beginning of the meeting or promptly upon the director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Moreover, any defects of notice are deemed waived by a director who did not attend unless within ten days after learning of the meeting and actions taken at the meeting the director delivers to the Corporation written objection to the transacting of business at the meeting.

Section 3.8 Telephonic Meetings Permitted. Members of the Board, or of any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to these Bylaws shall constitute presence in person at such meeting.

Section 3.9 Quorum and Voting. A majority of the directors shall constitute a quorum at any meeting of the Board unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every issue or matter before the Board at any meeting, unless otherwise provided by law or by the Articles.

Section 3.10 Action by Unanimous Consent of Directors. Unless otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee in accordance with applicable law.

Section 3.11 Vacancies. When any vacancy on the Board occurs, including those created by an increase in the number of directors, the remaining members of the Board may appoint a director to fill such vacancy.

Section 3.12 Removal. The stockholders may remove a director with or without cause in accordance with the Articles.

Section 3.13 Liability of Directors. The directors of the Corporation shall not be liable to the Corporation or its stockholders for money damages for any action taken or for any failure to take an action as a director except liability for (1) the amount of financial benefit received by a Director to which the director is not entitled, (2) an intentional infliction of harm on the Corporation or its stockholders, (3) a violation of 13-C M.R.S.A. § 833, or (4) an intentional violation of criminal law.

Section 3.14 Emergency Bylaws. To the fullest extent permitted by law, the Board may adopt emergency bylaws to be effective only in the event of any emergency, as that term is defined in Section 207 of the Maine Business Corporation Act.

ARTICLE IV
Committees of the Board

Section 4.1 Creation and Authority. The Board may create committees and appoint directors to serve on them at the pleasure of the Board. At least two directors must be appointed to serve on any such committee. The creation of a committee and appointment of directors to serve on a committee shall be approved by a majority vote of the Board. A committee may not:

a.   authorize or approve distributions, except according to a formula or method or within limits that the Board prescribes;

b.   approve or propose to stockholders action that the Maine Business Corporation Act, 13-C M.R.S.A. §§ 101 et seq., requires be approved by stockholders;

c.   fill vacancies on the Board or on any committee; or

d.   adopt, amend or repeal these Bylaws.

ARTICLE V
Officers

Section 5.1 Chief Executive Officer. The Board shall appoint a Chief Executive Officer of the Corporation. In the absence of the Chairperson and Vice Chairperson (if a Vice Chairperson has been appointed), the Chief Executive Officer shall preside at any meeting of the Board, unless the Chairperson has designated another director to preside at such meeting, and provided that the Chief Executive Officer is a member of the Board. The Chief Executive Officer shall have general executive powers, and shall have and may exercise any and all other powers and duties which pertain by law, regulation, or practice to the office of the Chief Executive Officer, or which are imposed by these Bylaws. The Chief Executive Officer shall also have and may exercise such further powers and duties as from time to time may be conferred, assigned or authorized by the Board.

Section 5.2 President. The Board shall appoint a President of the Corporation, who may also be the Chief Executive Officer. The President shall perform such duties as are prescribed by these Bylaws, the Board or the Chief Executive Officer.

Section 5.3 Secretary. The Board shall delegate to the Secretary of the Corporation responsibility for preparing accurate minutes of the Board and stockholders meetings and for authenticating records of the Corporation.

Section 5.4 Other Officers. The Board or a duly authorized committee thereof may appoint such other officers as from time to time may appear to the Board or such committee to be required or desirable to manage and transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board, the Chairperson, or the Chief Executive Officer.

Section 5.5 Tenure of Office. The Chief Executive Officer and Secretary shall hold office until such time as they shall resign, become disqualified, or be removed by majority vote of the Board. All other officers shall hold office until such time as they shall resign, become disqualified, be removed by (a) majority vote of the Board or a duly authorized committee thereof, or (b) any other officer authorized by the Board to remove the officer in question.

ARTICLE VI
Clerk

Section 6.1 Clerk. The Board shall appoint as Clerk an individual who is a resident of the State of Maine and who shall maintain a registered office at some fixed place within the State of Maine, which may be, but need not be, the Corporation’s place of business. The Clerk may be, but is not required to be, one of the directors or officers of the Corporation. The Clerk, however is not an officer of the Corporation in his/her capacity as Clerk. The powers and duties of the Clerk shall include (a) keeping on file a list of all stockholders of the Corporation; (b) keeping, in a book kept for that purpose, the records of all Board and stockholders’ meetings, including records of all votes and minutes of the meetings; (c) mailing or otherwise delivering all notices required by these Bylaws, the Articles and/or required by law to be given; (d) acting as custodian of the corporate records; and (e) exercising any and all other powers and duties granted to or imposed upon the Clerk by these Bylaws, the Articles, the Board, or by law, regulation or practice.

ARTICLE VII
Stock

Section 7.1 Shares of Stock. The Corporation has one class of shares of capital stock which, as a class, has unlimited voting rights and which is entitled to receive the net assets of the Corporation upon dissolution.

Section 7.2 Certificates. Shares may, but need not be represented by certificates. When certificated, such certificates of stock shall bear the signature of the Chief Executive Officer (which may be engraved, printed or impressed), and shall be signed, either manually or in facsimile, by the Secretary or any other officer appointed by the Board for that purpose and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face the name of the person to whom it is issued, the number of shares represented, that it is issued by “Camden National Corporation, a corporation organized under the laws of the State of Maine,” and that said shares are transferable only upon the books of the Corporation properly endorsed.

Section 7.3 Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of shares shall be recorded. Every person becoming a stockholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares.

Section 7.4 Consideration for Issuance of Shares. The Board may authorize shares to be issued for consideration consisting of tangible or intangible property or benefit to the Corporation including, but not necessarily limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board must determine that the consideration received or to be received for shares to be issued is adequate. When the Corporation receives consideration for which the Board has authorized the issuance of shares, those shares issued are fully paid and non-assessable. The Corporation may place in escrow shares issued for a contract for future services or benefits or for a promissory note or may make other arrangements to restrict the transfer of the shares and may credit distributions in respect of the shares against their purchase price until the services are performed, the note is paid or the benefits received. If the services are not performed, the note is not paid or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

Section 7.5 Share Options. The Board may authorize the issuance of rights, options and/or warrants for the purchase of shares and shall determine the terms upon which the rights, options and/or warrants are issued, their form and content and the consideration for which the shares are to be issued.

ARTICLE VIII
Corporate Seal

Section 8.1 Corporate Seal. The Chief Executive Officer, the Clerk, the Secretary or any other director or officer designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.

ARTICLE IX
Records

Section 9.1 Records. Upon prior written notice of least five business days, a stockholder may inspect and copy the following records of the Corporation:

a.   articles or restated articles of incorporation and all amendments thereto currently in effect;

b.   bylaws or restated bylaws and all amendments thereto currently in effect;

c.   resolutions adopted by the Board creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

d.   minutes of all stockholders' meetings, and records of all actions taken by stockholders without a meeting, for the past three years;

e.   all written communications to stockholders generally within the past three years, including any financial statements furnished for the past three years pursuant to 13-C M.R.S.A. § 1620;

f.    a list of the names and business addresses of the current directors and officers of the Corporation; and

g.   the most recent annual report delivered to the Secretary of State pursuant to 13-C M.R.S.A. § 1621.

If a stockholder requests to inspect and/or copy any documents other than those listed in (a) through (g) above, including but not necessarily limited to, (1) excerpts from minutes of any meeting of the Board, records of any action of a committee of the Board while acting in place of the Board on behalf of the Corporation, minutes of any meeting of the stockholders, and records of action taken by the Board without a meeting, (2) accounting records of the Corporation, or (3) the record of stockholders, the stockholder must describe with reasonable particularity the stockholder's purpose for the request and the records the stockholder desires to inspect and must reasonably satisfy the Corporation that the request is made in good faith and for a proper purpose and that the records requested are directly connected with the stockholder's proper purpose. If required by the Corporation, the stockholder must sign a confidentiality and/or nondisclosure agreement in connection with information about the Corporation that might be obtained by the stockholder in connection with the request.

ARTICLE X
Indemnification of Directors and Officers; Insurance

Section 10.1 Indemnification for Liability of Directors. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any director for liability, as defined by 13-C M.R.S.A. § 851(5), to any person or for any action taken or for any failure to take an action as a director of the Corporation except liability for (1) receipt of a financial benefit to which the director is not entitled, (2) an intentional infliction of harm on the Corporation or its stockholders, (3) an intentional violation of criminal law, or (4) a violation of 13-C M.R.S.A. § 833.

Section 10.2 Indemnification for Liability of Officers. The Corporation may (but shall not be required), to the fullest extent permitted by applicable law as then in effect, indemnify, in whole or in part, any officer of the Corporation for liability, as liability is defined by the language of 13-C M.R.S.A. § 851(5), to any person or for action taken or any failure to take an action as an officer of the Corporation except liability for (1) receipt of a financial benefit to which the officer is not entitled, (2) an intentional infliction of harm on the Corporation or its stockholders, or (3) an intentional violation of criminal law. The decision as to whether the Corporation will indemnify an officer for said liability and, if so, to what extent, shall be determined by the Board within a reasonable period of time of having received a written request for indemnification from the officer. The Board may, in its discretion, determine to postpone decision on any such request for indemnification if additional information is needed in order to properly consider the request. Further, if after making a final decision, the officer presents additional relevant information that was not previously available, the Board may reconsider the matter.

Section 10.3 Determination that Indemnification Is Proper. Any indemnification of a director or officer of the Corporation under Section 10.1 or 10.2 of these Bylaws (unless ordered by a court)

shall be made by the Corporation only upon a determination that indemnification is proper in the circumstances because the applicable director or officer has met the standard of conduct set forth in 13-C M.R.S.A. § 852. Any such determination shall be made in accordance with 13-C M.R.S.A. § 856.

Section 10.4 Non-Exclusivity. The indemnification provided by this Article X shall not be deemed exclusive of, and shall be in addition to, any other rights (whether created prior or subsequent to the adoption of these Bylaws) to which those indemnified may be entitled under any statute, rule of law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.5 Advancement of Expenses. The Corporation may, but is not required to, advance funds, before final disposition of a proceeding, to pay for or reimburse reasonable expenses incurred by a director or officer who is a party to such proceeding because the individual is or was a director or officer of the Corporation if the individual delivers to the Corporation (1) a written affirmation of the individual’s good faith belief that he or she has met the relevant standard of conduct described in 13-C M.R.S.A. § 852(1) or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles as authorized by 13-C M.R.S.A. § 202(2)(D) and (2) the individual’s signed written undertaking to repay any funds advanced if the individual is not entitled to mandatory indemnification under 13-C M.R.S.A. § 853 and it is ultimately determined that the individual has not met the relevant standard of conduct described in 13-C M.R.S.A. § 852(1).

Section 10.6 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the Corporation, or who, while a director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by that individual in that capacity, or arising from the individual’s status as a director or officer, whether or not the Corporation would have power to indemnify or advance expenses to the individual against the same liability under this Article X.

ARTICLE XI
Miscellaneous

Section 11.1 Amendment of Bylaws. Except as otherwise mandated by statute, the Bylaws of the Corporation may be amended by (a) the Board, or (b) the stockholders, by an affirmative vote of a majority of the outstanding shares entitled to vote on such amendment.

As amended and restated May 23, 2023